As filed with the Securities and Exchange Commission on August 9, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUTOBYTEL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	68-0397820
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18872 MacArthur Boulevard

Irvine, California 92612-1400

(Address of Principal Executive Offices)

Auto-By-Tel Corporation 1996 Employee Stock Purchase Plan

(Full title of the Plans)

Ariel Amir

Executive Vice President, Chief Legal and Administrative Officer and Secretary

Autobytel Inc.

18872 MacArthur Boulevard

Irvine, California 92612-1400

(Name and Address of Agent For Service)

(949) 225-4500

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Thomas Pollock, Esq.

Paul, Hastings, Janofsky & Walker LLP

55 Second Street

24th Floor

San Francisco, California 94105-3441

(415) 856-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share	350,000	(2)	$3.09	(3)	$1,081,500	(3)	$33.20	(3)

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Auto-By-Tel Corporation 1996 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Autobytel Inc. Common Stock.
(2)	Includes preferred share purchase rights, which are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event. No additional offering price attaches to these rights.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of high and low sale prices for a share of common stock of Autobytel Inc. (ABTL) as reported on The NASDAQ Global Market on August 7, 2007.

PART I

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428(a)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(b) (1)	The Registrant’s Current Report on Form 8-K, as filed on February 2, 2007.

(b) (2)	The Registrant’s Current Report on Form 8-K, as filed on March 16, 2007.

(b) (3)	The Registrant’s Current Report on Form 8-K, as filed on March 22, 2007;

(b) (4)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

(b) (5)	The Registrant’s Definitive Proxy Statement dated April 27, 2007 filed in connection with Registrant’s 2007 Annual Meeting of Stockholders;

(b) (6)	The Registrant’s Current Report on Form 8-K, as filed on July 5, 2007 ;

(b) (7)	The Registrant’s Current Report on Form 8-K, as filed on July 20, 2007 ;

(b)(8)	The Registrant’s Current Report on Form 8-K, as filed on August 3, 2007 ;

(b)(9)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

(c) (1)	The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form S-3, as filed on June 28, 2004; and

(c) (2)	The description of the Registrant’s capital stock (including the description of the preferred share purchase rights) contained in the Registrant’s Registration Statement on Form S-3/A, as filed on September 16, 2004.

In addition, all documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Securities and Exchange Commission.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Reference is made to the Fifth Amended and Restated Certificate of Incorporation, as amended, of the Registrant, the Amended and Restated Bylaws, as amended, of the Registrant; and Section 145 of the Delaware General Corporation Law; which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. Pursuant to this authority, the Registrant has entered into an indemnification agreement with each director and executive officer, whereby the Registrant has agreed to cover the indemnification obligations.

The Registrant maintains directors’ and officers’ insurance providing indemnification against certain liabilities for certain of the Registrant’s directors and officers.

The indemnification provisions in the Registrant’s Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Act.

Reference is made to the following documents incorporated by reference into this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein: (1) the Registrant’s Fifth Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement filed on Form S-1 with the Securities and Exchange Commission on February 9, 1999; (2) the Registrant’s Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant’s Amendment No. 2 to Registration Statement filed on Form S-1 with the Securities and Exchange Commission on March 5, 1999; (3) the Registrant’s Second Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; (4) the Registrant’s Third Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001; (5) the Registrant’s Amended and Restated Bylaws filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 1999; (6) Amendment No. 1 to Amended and Restated Bylaws filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001; (7) Amendment

No. 2 to Amended and Restated Bylaws filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002; and (8) Amendment No. 3 to Amended and Restated Bylaws filed as Exhibit 3.7 on Form 10-K for the year ended December 31, 2005.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit	Description

4.1	Fifth Amended and Restated Certificate of Incorporation (1)

4.2	Certificate of Amendment of the Registrant’s Fifth Amended and Restated Certificate of Incorporation (2)

4.3	Second Certificate of Amendment of the Registrant’s Fifth Amended and Restated Certificate of Incorporation (3)

4.4	Third Certificate of Amendment of the Registrant’s Fifth Amended and Restated Certificate of Incorporation (4)

4.5	Amended and Restated Bylaws (5)

4.6	Amendment No. 1 to Amended and Restated Bylaws (6)

4.7	Amendment No. 2 to Amended and Restated Bylaws (7)

4.8	Amendment No. 3 to Amended and Restated Bylaws (8)

4.9	Auto-By-Tel Corporation 1996 Employee Stock Purchase Plan (9)

4.10	2003 Amendment to Auto-By-Tel Corporation 1996 Employee Stock Purchase Plan (10)

4.11	2007 Amendment to Auto-By-Tel Corporation 1996 Employee Stock Purchase Plan (11)

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP *

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included with 5.1) *

23.2	Consent of PricewaterhouseCoopers LLP *

23.3	Consent of McGladrey & Pullen, LLP *

24.1	Power of Attorney (contained on the signature page)

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 1 to Registration Statement filed on Form S-1 with the Securities and Exchange Commission on February 9, 1999 (SEC File No. 333-70621).
(2)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 2 to Registration Statement filed on Form S-1 with the Securities and Exchange Commission on March 5, 1999 (SEC File No. 333-70621).
(3)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Securities and Exchange Commission on August 12, 1999 (SEC File No. 000-22239).
(4)	Incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 22, 2002 (SEC File No. 000-22239).

(5)	Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 1999 (SEC File No. 333-70621).
(6)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001 (SEC File No. 000-22239).
(7)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission on May 14, 2002 (SEC File No. 000-22239).
(8)	Incorporated by reference to Exhibit 3.7 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 16, 2006 (SEC File No. 000-22239).
(9)	Incorporated by reference to Exhibit 10.7 of the Registrant’s Amendment No. 1 to Registration Statement filed on Form S-1/A with the Securities and Exchange Commission on February 9, 1999 (SEC File No. 333-70621).
(10)	Incorporated by reference to Exhibit 4.8 of the Registrant’s Registration Statement filed on Form S-8 with the Securities and Exchange Commission on July 31, 2003 (SEC File No. 333-107525).
(11)	Incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the Securities and Exchange Commission on August 9, 2007 (SEC File No. 000-22239)

Item 9. Undertakings.

A.	Undertakings required by Item 512(a) of Regulation S-K.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. Undertakings required by Item 512(b) of Regulation S-K.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertakings required by Item 512(h) of Regulation S-K.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Irvine, California, this 9th day of August, 2007.

AUTOBYTEL INC.

By:	/s/ James E. Riesenbach
James E. Riesenbach Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the Registrant, and the undersigned directors and officers of the Registrant hereby constitute and appoint James E. Riesenbach, Monty A. Houdeshell or Ariel Amir as his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Fuchs Michael J. Fuchs	Chairman of the Board and Director	August 9, 2007

/s/ James E. Riesenbach James E. Riesenbach	Chief Executive Officer, President and Director (Principal Executive Officer)	August 9, 2007

/s/ Mark R. Ross Mark R. Ross	Vice Chairman and Director	August 9, 2007

/s/ Monty A. Houdeshell Monty A. Houdeshell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 9, 2007

/s/ Jill C. Richling Jill C. Richling	Vice President and Controller (Principal Accounting Officer)	August 9, 2007

/s/ Jeffrey H. Coats Jeffrey H. Coats	Director	August 9, 2007

/s/ Robert S. Grimes Robert S. Grimes	Director	August 9, 2007

/s/ Mark N. Kaplan Mark N. Kaplan	Director	August 9, 2007

/s/ Jeffrey M. Stibel Jeffrey M. Stibel	Director	August 9, 2007

EXHIBIT INDEX

Exhibit	Description
4.1	Fifth Amended and Restated Certificate of Incorporation (1)

4.2	Certificate of Amendment of the Registrant’s Fifth Amended and Restated Certificate of Incorporation (2)

4.3	Second Certificate of Amendment of the Registrant’s Fifth Amended and Restated Certificate of Incorporation (3)

4.4	Third Certificate of Amendment of the Registrant’s Fifth Amended and Restated Certificate of Incorporation (4)

4.5	Amended and Restated Bylaws (5)

4.6	Amendment No. 1 to Amended and Restated Bylaws (6)

4.7	Amendment No. 2 to Amended and Restated Bylaws (7)

4.8	Amendment No. 3 to Amended and Restated Bylaws (8)

4.9	Auto-By-Tel Corporation 1996 Employee Stock Purchase Plan (9)

4.10	2003 Amendment to Auto-By-Tel Corporation 1996 Employee Stock Purchase Plan (10)

4.11	2007 Amendment to Auto-By-Tel Corporation 1996 Employee Stock Purchase Plan (11)

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP *

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included with 5.1) *

23.2	Consent of PricewaterhouseCoopers LLP *

23.3	Consent of McGladrey & Pullen, LLP *

24.1	Power of Attorney (contained on the signature page)

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 1 to Registration Statement filed on Form S-1 with the Securities and Exchange Commission on February 9, 1999 (SEC File No. 333-70621).
(2)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 2 to Registration Statement filed on Form S-1 with the Securities and Exchange Commission on March 5, 1999 (SEC File No. 333-70621).
(3)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Securities and Exchange Commission on August 12, 1999 (SEC File No. 000-22239).
(4)	Incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 22, 2002 (SEC File No. 000-22239).
(5)	Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 1999 (SEC File No. 333-70621).
(6)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001 (SEC File No. 000-22239).

(7)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission on May 14, 2002 (SEC File No. 000-22239).
(8)	Incorporated by reference to Exhibit 3.7 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 16, 2006 (SEC File No. 000-22239).
(9)	Incorporated by reference to Exhibit 10.7 of the Registrant’s Amendment No. 1 to Registration Statement filed on Form S-1/A with the Securities and Exchange Commission on February 9, 1999 (SEC File No. 333-70621).
(10)	Incorporated by reference to Exhibit 4.8 of the Registrant’s Registration Statement filed on Form S-8 with the Securities and Exchange Commission on July 31, 2003 (SEC File No. 333-107525).
(11)	Incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the Securities and Exchange Commission on August 9, 2007 (SEC File No. 000-22239)